Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES PLC

We hereby consent to (i) the inclusion of our opinion letter dated April 4, 2024 to the Board of Directors of Marel hf. (“Marel”) as Annex C to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed transaction involving Marel and John Bean Technologies Corporation (“JBT”), and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. Morgan Securities plc

J.P. MORGAN SECURITIES PLC

May 15, 2024